Exhibit 99.1

Avalon GloboCare’s Subsidiary Files AI Patent Targeting Compliance-Ready Automated Video Commentary

Provisional Patent Application Covers Systems and Methods for Evidence-Constrained, Audience-Adaptive Generation of Automated Commentary Videos

FREEHOLD, N.J., January 22, 2026 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a diversified company focused on the development of precision diagnostic consumer products and generative AI publishing and software, today announced that its subsidiary, Avalon Quantum AI LLC, has filed a U.S. provisional patent application covering a new class of evidence-constrained generative AI systems designed to produce automated video commentary with built-in source traceability and auditability.

The provisional patent application, titled “Systems and Methods for Evidence-Constrained, Audience-Adaptive Generation of Automated Commentary Videos” (U.S. Provisional Patent Application No. 63/961,889), was filed on January 16, 2026. The filing describes a proprietary AI architecture intended to address a structural risks in generative media markets: the inability to reliably verify, audit, and defend AI-generated outputs at scale.

Unlike conventional generative video systems, the disclosed technology enforces an evidence-linked generation framework in which every narrative assertion within a rendered video must be explicitly supported by underlying source materials. The system constructs structured evidence graphs from input media, governs script generation through evidence constraints, detects contradictions across sources, and applies uncertainty handling logic to generate balanced or qualified commentary when conflicts arise. Traceability and audit metadata are embedded directly into the final video output, enabling downstream editorial review, compliance validation, and accountability.

“We believe our technology has the potential to reduce hallucination risk while enabling scalable automation in high-value, highly regulated content markets, including financial commentary, news, sports analysis, and brand-sensitive media,” said Meng Li, Avalon’s Interim Chief Executive Officer and Chief Operating Officer. “As AI-generated media becomes increasingly regulated, scrutinized, and monetized, the ability to prove what information was used, where it came from, and how it was presented is rapidly becoming a competitive necessity. This provisional filing reflects our strategy to build AI media infrastructure that is not only scalable and automated, but also verifiable, defensible, and enterprise-ready.”

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a diversified company focused on the development of precision diagnostic consumer products, the advancement of intellectual property in cellular therapy, and generative artificial intelligence publishing and software. Avalon is currently marketing the KetoAir™ breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. The KetoAirTM is registered with the U.S. Food and Drug Administration as a Class I medical device. The Company also continues to focus on advancing its intellectual property portfolio through existing patent applications. In addition, Avalon owns and operates commercial real estate.

For more information about Avalon, please visit www.avalon-globocare.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of its products and the product’s ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com